Exhibit 99.2
Segment Product Group Changes Effective FY26 July 2025

Product Group Changes – Revenue Re-segmentation Effective FY26 2 ➢ Changes in product group reporting structures are a normal part of the 80/20 cycle ➢ In September of 2024, management shared plans for new product groups during Modine’s Investor Day, planned to begin in the 1Q of Fiscal 2026 ➢ Due to several recent acquisitions in Climate Solutions and strategic adjustments made in Performance Technologies, management has further adjusted the new product group structure to align with the following: ➢ Performance Technologies • Revenue will be reported in two product groups: Heavy-Duty Equipment and On-Highway Applications • Advanced Solutions (EV systems) will now be included in On-Highway Applications ➢ Climate Solutions • Revenue will be reported in three product groups: Heat Transfer Solutions, HVAC Technologies and Data Centers • Commercial IAQ will now be included in HVAC Technologies including revenue from the recent Climate by Design International acquisition

Performance Technologies Re-segmentation Effective FY26

NEW PROODUCT GROUPS

HEAVY-DUTY EQUIPMENT

$422M FY25 Sales

- Off-Highway
- GenSets

ON-HIGHWAY APPLICATIONS

$721M FY25 Sales

- Automotive (ICE and EV)
- Commercial Vehicle
- Specialty Vehicle Systems (ICE)
- EV Systems (Specialty and Commercial Vehicles)

CURRENT PRODUCT GROUPS

AIR-COOLED APPLICATIONS

$609M FY25 Sales

- AC - Automotive
- AC - Commercial Vehicle
- AC - Off-Highway
- AC - GenSets

LIQUID-COOLED APPLICATIONS

$405M FY25 Sales

- LC - Automotive
- LC - Commercial Vehicle
- LC - Off-Highway

ADVANCED SOLUTIONS

$129M FY25 Sales

- EV Systems
- EV Automotive
- Specialty Vehicle Systems

MODINE
Engineering a Cleaner, Healthier World
3

Climate Solutions Re-segmentation Effective FY26 4 CURRENT PRODUCT GROUPS HEAT TRANSFER PRODUCTS HVAC&R DATA CENTERS $403M FY25 Sales $394M FY25 Sales $644M FY25 Sales • OE and Aftermarket Coils • Anti-Corrosive Coatings • Heating Products • Refrigeration Coolers • School IAQ • Commercial IAQ • Data Center Cooling Products • Edge & Telecom NEW PRODUCT GROUPS HEAT TRANSFER SOLUTIONS HVAC TECHNOLOGIES DATA CENTERS $539M FY25 Sales $257M FY25 Sales $644M FY25 Sales • OE and Aftermarket Coils • Refrigeration Coolers • Anti-Corrosive Coatings • Heating Products • School IAQ • Commercial IAQ • Data Center Cooling Products • Edge & Telecom

Modine Manufacturing Company Re-segmentation of Segment Product Groups Revenue (unaudited) (In millions) Climate Solutions product groups: Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 FY 2025 FY 2024 HVAC Technologies $ 50.0 $ 69.5 $ 72.5 $ 65.0 $ 257.0 $ 207.5 Heat Transfer Solutions 144.6 138.0 121.3 135.5 539.4 606.4 Data Centers 162.6 158.9 166.9 155.8 644.2 294.2 External sales $ 357.2 $ 366.4 $ 360.7 $ 356.3 $ 1,440.6 $ 1,108.1 Performance Technologies product groups: Q1 FY25 Q2 FY25 Q3 FY25 Q4 FY25 FY 2025 FY 2024 Heavy-Duty Equipment $ 110.5 $ 102.5 $ 95.5 $ 113.6 $ 422.1 $ 463.3 On-Highway Applications 193.8 189.1 160.6 177.3 720.8 836.4 External sales $ 304.3 $ 291.6 $ 256.1 $ 290.9 $ 1,142.9 $ 1,299.7 Three months ended Revenue Re-segmentation Effective FY26 5